UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2014

Glori Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55261	46-4527741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4315 South Drive Houston, Texas	77053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 237-8880

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

A Special Meeting of the Stockholders of Glori Energy Inc. (the “Company”) was held on December 5, 2014 (the “Special Meeting”). A total of 26,898,030 shares of the Company’s common stock were present or represented by proxy at the Special Meeting, representing approximately 85.39% of all the votes entitled to be cast at the Special Meeting. The matters submitted for a vote and the related results are as follows:

Proposal 1 – Approval of adoption of the Company’s 2014 Long Term Incentive Plan, which is filed as Exhibit 10.1 hereto (the “2014 LTIP”) (“Proposal 1”).

Votes For	Votes Against	Abstentions

26,742,894	102,795	52,341

Proposal 2 – Approval of the material terms of the performance criteria awards under the 2014 LTIP (“Proposal 2”).

Votes For	Votes Against	Abstentions

26,123,572	722,117	52,341

Pursuant to the foregoing votes, Proposals 1 and 2 were approved.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following is furnished as an Exhibit to this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Glori Energy Inc. 2014 Long Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glori Energy Inc.

Date: December 10, 2014	By:	/s/ Stuart M. Page
Name: Stuart M. Page
Title: President and Chief Executive Officer

Exhibit Number	Description
10.1	Glori Energy Inc. 2014 Long Term Incentive Plan